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                                                                    EXHIBIT 23.2

                        CONSENT OF PRICE WATERHOUSE LLP
                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of USI, Inc. of our report dated November 14, 1997 appearing on page 25 of the U.S. Industries, Inc. Annual Report on Form 10-K/A for the year ended September 30, 1997. We also consent to the reference to us under the headings "Experts" in such Joint Proxy Statement/Prospectus.

/s/  PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Morristown, New Jersey
May 8, 1998